UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01	Entry into a Material Definitive Agreement; and 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 14, 2007, Ampex Corporation (“Ampex” or the “Company”) announced that it has entered into an Amended Standstill Agreement with Hillside Capital Incorporated (“Hillside”), which will extend until January 15, 2008 the standstill period during which the parties will negotiate a restructuring plan in good faith. Effective November 16, 2007, the Amended Standstill Agreement will amend and supersede the Standstill Agreement previously reported in the Company’s Form 8-K dated September 13, 2007 (the “Original Standstill Agreement”). The conditions set forth in the Original Standstill Agreement and attached Term Sheet are not conditions to the Amended Standstill Agreement. During the standstill period, Hillside has agreed not to accelerate the maturity of the Hillside Notes or commence legal action against the Company.

Pursuant to the Amended Standstill Agreement, Hillside will make required pension contributions during the standstill period, and all interest and principal payments due on the outstanding Hillside Notes will be deferred during the standstill period and payable in cash thereafter in accordance with the agreement. During the standstill period, Ampex will also be restricted in its ability to incur or refinance its indebtedness (except pursuant to the restructuring plan), grant liens, sell or transfer assets and enter into certain other transactions.

A copy of the Amended Standstill Agreement is included as Exhibit 10.1 to this report, and is incorporated herein by reference. A copy of the Company’s press release announcing the extension of the standstill period is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended Standstill Agreement dated as of November 13, 2007, between Hillside Capital Incorporated, Ampex Corporation and the Ampex Group (as defined therein).

99.1	Press Release of Ampex Corporation dated November 14, 2007.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
	Name:	Joel D. Talcott
	Title:	Vice President and Secretary

Date: November 19, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Amended Standstill Agreement dated as of November 13, 2007, between Hillside Capital Incorporated, Ampex Corporation and the Ampex Group (as defined therein).

99.1*	Press Release of Ampex Corporation dated November 14, 2007.

*	Filed herewith.